Exhibit 99.1

LANTRONIX, INC. ANNOUNCES APPOINTMENT OF
MARCELO G. LIMA AND JOHN REHFELD TO BOARD OF DIRECTORS

IRVINE, Calif., May 12, 2010 -- Lantronix, Inc. (NASDAQ: LTRX), global provider of secure, network-enabling technologies, today announced the appointment of Marcelo G. Lima and John Rehfeld as independent members of its Board of Directors, effective May 6, 2010. With the election of Mr. Lima and Mr. Rehfeld, the Lantronix,Inc. Board of Directors has nine members.

Mr. Lima is currently the president and chief executive officer of ImThera Medical, Inc. a privately funded, early-stage medical device company. Mr. Lima has more than 25 years of experience in the medical industry, holding positions in engineering, marketing, business development, and general executive management. Previously, he was president of Visage Imaging, a subsidiary of Mercury Computer Systems. He was chief executive officer of Opsion Medical, and, prior to that, vice president and general manager for Kodak's Health Imaging unit in charge of the worldwide laser business. Mr. Lima has also held management positions at Hewlett Packard Medical Products Group and Siemens Medical. He started his career at Johnson & Johnson as a medical device software engineer.

Mr. Rehfeld is currently on the board of directors of ADC (NASDAQ: ADCT), a provider of network infrastructure solutions, Local.com Corporation (NASDAQ: LOCM), a local search engine provider, Overtone, a privately held company that monitors company-hosted online forums and feedback platforms, and Enkeboll Design, a privately held company. Mr. Rehfeld has served as an adjunct professor for the Executive MBA program at Pepperdine University in California since 1998. Mr. Rehfeld most recently served as chief executive officer of Spruce Technologies, Inc., a DVD authoring software company, during 2001. From 1997 to 2001, Mr. Rehfeld served as chairman and chief Executive officer of ProShot Golf, Inc. He also served as president and chief executive officer of Proxima Corporation from 1995 to 1997 and as president and chief executive Officer of ETAK, Inc. from 1993 to 1995. Mr. Rehfeld is also the chairman emeritus of the Forum of Corporate Directors in Orange County, California.

"Marcelo and John bring tremendous experience and knowledge to our Board at an exciting time in our history,” said Jerry Chase Chief Executive Officer of Lantronix, Inc.  “We believe they complement our existing strengths and will make our Board stronger. We look forward to working with them and to growing Lantronix.”

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. Lantronix, Inc.’s headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010, December 31, 2009 and September 30, 2009 and our Annual Report on Form 10-K for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990